Exhibit 99.2

Clifton Savings Bank

Dear Member:

We are pleased to announce that the Boards of Directors of Clifton Savings Bank, Clifton MHC and Clifton Savings Bancorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization whereby Clifton MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of Clifton Savings Bancorp, Inc. (other than Clifton MHC) will be exchanged for shares of common stock of a newly formed Nevada corporation also called Clifton Savings Bancorp, Inc. We are converting to eliminate some of the uncertainties associated with recent regulatory reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

The Proxy Card

To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone, or by internet, as instructed on the proxy card. If you have an IRA or other Qualified Retirement Plan account for which Clifton Savings Bank acts as trustee and we do not receive a proxy from you, Clifton Savings Bank, as trustee for your account, intends to vote in favor of the plan of conversion and reorganization on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

The Stock Offering

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Clifton Savings Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Clifton Savings Bancorp, Inc. and Clifton Savings Bank.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Clifton Savings Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Clifton Savings Bancorp, Inc. Stock Information Center located at Clifton Plaza, 1006 Rt. 46 West, Clifton, NJ 07013. Stock order forms will not be accepted at any Clifton Savings Bank offices. Your order must be physically received (not postmarked) by Clifton Savings Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on             , March     , 2011. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (        )         -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

John A. Celentano, Jr.

Chairman of the Board

and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Clifton Savings Bank

Dear Member:

We are pleased to announce that the Boards of Directors of Clifton Savings Bank, Clifton MHC and Clifton Savings Bancorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization whereby Clifton MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of Clifton Savings Bancorp, Inc. (other than Clifton MHC) will be exchanged for shares of common stock of a newly formed Nevada corporation also called Clifton Savings Bancorp, Inc. We are converting to eliminate some of the uncertainties associated with recent regulatory reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone, or by internet, as instructed on the proxy card. If you have an IRA or other Qualified Retirement Plan account for which Clifton Savings Bank acts as trustee and we do not receive a proxy from you, Clifton Savings Bank, as trustee for your account, intends to vote in favor of the plan of conversion and reorganization on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law; and

•	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of Clifton Savings Bancorp, Inc. or (2) an agent of Clifton Savings Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (        )         -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

John A. Celentano, Jr.

Chairman of the Board

and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Clifton Savings Bank

Dear Friend of Clifton Savings Bank:

We are pleased to announce that the Boards of Directors of Clifton Savings Bank, Clifton MHC and Clifton Savings Bancorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization whereby Clifton MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of Clifton Savings Bancorp, Inc. (other than Clifton MHC) will be exchanged for shares of common stock of a newly formed Nevada corporation also called Clifton Savings Bancorp, Inc. We are converting to eliminate some of the uncertainties associated with recent regulatory reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

As a former account holder, you may take advantage of your nontransferable right to subscribe for shares of Clifton Savings Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Clifton Savings Bancorp, Inc. and Clifton Savings Bank.

If you wish to subscribe for shares of common stock, please complete the enclosed stock order form and return it to Clifton Savings Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Clifton Savings Bancorp, Inc. Stock Information Center located at Clifton Plaza, 1006 Rt. 46 West, Clifton, NJ 07013. Stock order forms will not be accepted at any Clifton Savings Bank offices. Your order must be physically received (not postmarked) by Clifton Savings Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on             , March     , 2011. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (        )         -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

John A. Celentano, Jr.

Chairman of the Board

and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Clifton Savings Bancorp, Inc.

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Clifton Savings Bancorp, Inc.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of Clifton Savings Bank and Clifton Savings Bancorp, Inc. and the proposed stock offering by Clifton Savings Bancorp, Inc. Please read it carefully before making an investment decision.

STOCK ORDER FORM: Use this form to subscribe for shares of common stock and return it to Clifton Savings Bancorp, Inc., together with your payment for the shares, by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Clifton Savings Bancorp, Inc. Stock Information Center located at Clifton Plaza, 1006 Rt. 46 West, Clifton, NJ 07013. Stock order forms will not be accepted at any Clifton Savings Bank offices. Your order must be physically received (not postmarked) by Clifton Savings Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on             , March     , 2011.

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions regarding the stock offering or the prospectus, please call our Stock Information Center at (        )         -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

John A. Celentano, Jr.

Chairman of the Board

and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

Dear Customer of Clifton Savings Bank:

At the request of Clifton Savings Bank, Clifton Savings Bancorp, Inc. and Clifton MHC, we have enclosed material regarding the offering of common stock of Clifton Savings Bancorp, Inc. The material is offered in connection with the conversion and reorganization of Clifton MHC from the mutual holding company form to the full stock form of organization. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Clifton Savings Bancorp, Inc.

If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares to Clifton Savings Bancorp, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Clifton Savings Bancorp, Inc. Stock Information Center located at Clifton Plaza, 1006 Rt. 46 West, Clifton, NJ 07013. Stock order forms will not be accepted at any Clifton Savings Bank offices. Your order must be physically received (not postmarked) by Clifton Savings Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on             , March     , 2011. Please read the prospectus carefully before making an investment decision

We are pleased to offer you this opportunity to become one of our stockholders. If you have any questions regarding the stock offering or the prospectus, please call our Stock Information Center at (        )         -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Cover page]

Clifton Savings Bank

Proxy Q&A

Questions & Answers About Voting

We are pleased to announce that the Boards of Directors of Clifton Savings Bank, Clifton MHC and Clifton Savings Bancorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization whereby Clifton MHC will convert from the mutual holding company form to the full stock form of organization. The plan is subject to the affirmative vote of a majority of the total number of outstanding votes entitled to be cast by the members of Clifton MHC (depositors of Clifton Savings Bank) at a special meeting of members. The plan must also be approved by Clifton Savings Bancorp, Inc. stockholders by at least two-thirds of the outstanding shares of common stock of Clifton Savings Bancorp, Inc., including at least a majority of the outstanding shares of common stock owned by stockholders other than Clifton MHC.

Your vote is very important. If you have more than one account, you may receive more than one proxy. Please vote today by returning all proxy cards received.

Your Board of Directors urges you to vote “FOR” the conversion and reorganization and return your proxy today.

Q.	Why is Clifton Savings Bank converting from the mutual holding company form to the full stock form of organization?

A.	We are converting to eliminate some of the uncertainties associated with recent regulatory reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

Q.	What changes will occur as a result of the conversion and reorganization? Will there be changes at my local branch?

A.	No changes are planned in the way we operate our business. The Plan will have no effect on the staffing, products or services that we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Who is eligible to vote on the conversion?

A.	Depositors of Clifton Savings Bank as of the close of business on , 2011 (the “Voting Record Date”) are eligible to vote at the special meeting of members.

Q.	Why did I receive several proxies?

A.	If you have more than one account, you may have received more than one proxy, depending upon the ownership structure of your accounts. Please vote, sign, date and return all proxy cards that you received.

Q.	Does my vote for the conversion mean that I must buy common stock of Clifton Savings Bancorp, Inc.?

A.	No. Voting for the plan of conversion and reorganization does not obligate you to buy shares of common stock of Clifton Savings Bancorp, Inc.

Q.	How do I vote my proxy?

A.	You can vote by one of the following ways:

•	By mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN.”

•	By telephone or by internet as instructed on the proxy card.

Q.	Are two signatures required on the proxy card for a joint account?

A.	Only one signature is required on a proxy card for a joint account.

Q.	Who should sign proxies for trust or custodian accounts?

A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A.	Yes. Please indicate on the card the capacity in which you are signing.

Additional Information

Q.	What if I have additional questions or require more information?

A.	Clifton Savings Bancorp, Inc.’s proxy statement and the prospectus that accompanies this brochure describe the conversion in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at ( ) - , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Additional material may only be obtained from the Stock Information Center.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Cover page]

Clifton Savings Bancorp, Inc.

Stock Q&A

Questions & Answers About the Stock Offering

We are pleased to announce that the Boards of Directors of Clifton Savings Bank, Clifton MHC and Clifton Savings Bancorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization whereby Clifton MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of Clifton Savings Bancorp, Inc. (other than Clifton MHC) will be exchanged for shares of common stock of a newly formed Nevada corporation also called Clifton Savings Bancorp, Inc.

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.	Why is Clifton Savings Bank converting from the mutual holding company form to the full stock form of organization?

A.	We are converting to eliminate some of the uncertainties associated with the proposed financial regulatory reforms and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

Q.	What changes will occur as a result of the conversion and reorganization? Will there be changes at my local branch?

A.	No changes are planned in the way we operate our business. The plan will have no effect on the staffing, products or services that we offer to our customers through our offices, except to enable us to add additional services in the future.

Q.	Will the conversion affect any of my deposit accounts or loans?

A.	No. The conversion will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rates, of your loans with us will also be unaffected by the conversion.

Q.	Who can purchase stock?

A.	The common stock of Clifton Savings Bancorp, Inc., a new Nevada corporation, will be offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders - depositors of Clifton Savings Bank with accounts totaling $50 or more as of the close of business on September 30, 2009;

2)	Clifton Savings Bank’s employee stock ownership plan;

3)	Supplemental Eligible Account Holders - depositors of Clifton Savings Bank with accounts totaling $50 or more as of the close of business on December 31, 2010; and

4)	Other members - depositors of Clifton Savings Bank with accounts as of the close of business on , 2011 and borrowers as of September 12, 2007 whose loans continue to be outstanding at , 2011.

Common stock that is not sold in the subscription offering, if any, will be offered to certain members of the general public in a community offering, with priority to natural persons residing in the counties in which Clifton Savings Bank has offices, and then to Clifton Savings Bancorp, Inc. stockholders as of                          , 2011. To the extent any shares remain, shares will be offered to the general public in a syndicated community offering.

Q.	Am I guaranteed to receive shares by placing an order?

A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	Will any account I hold with the Bank be converted into stock?

A.	No. All accounts remain as they were prior to the conversion.

Q.	How many shares of stock are being offered, and at what price?

A.	Clifton Savings Bancorp, Inc. is offering for sale a maximum of xx,xxx,xxx shares of common stock at a subscription price of $10 per share. Under certain circumstances, Clifton Savings Bancorp, Inc. may increase the maximum and sell up to xx,xxx,xxx shares.

Q.	How much stock can I purchase?

A.	The minimum purchase is $250 (25 shares). As more fully discussed in the plan of conversion and in the prospectus, the maximum purchase by any person in the subscription or community offering is $x,xxx,xxx (xxx,xxx shares); in addition, no person by himself or herself or with an associate or group of persons acting in concert, may purchase more than $x,xxx,xxx (xxx,xxx shares) of common stock in the offering.

Q.	How do I order stock?

A.	If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares, to Clifton Savings Bancorp, Inc. by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by hand delivery, or by overnight courier to the Clifton Savings Bancorp, Inc. Stock Information Center located at Clifton Plaza, 1006 Rt. 46 West, Clifton, NJ 07013. Stock order forms will not be accepted at any Clifton Savings Bank offices. Your order must be physically received (not postmarked) by Clifton Savings Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on , March , 2011. Please read the prospectus carefully before making an investment decision.

Q.	How can I pay for my shares of stock?

A.	You can pay for the common stock by check, money order, or withdrawal from your deposit account or certificate of deposit at Clifton Savings Bank. Checks and money orders must be made payable to Clifton Savings Bancorp, Inc. Withdrawals from a deposit account or a certificate of deposit at Clifton Savings Bank to buy shares of common stock may be made without penalty. Cash must be converted to a bank check or money order. Please do not send cash in the mail.

Q.	Can I use my Clifton Savings Bank home equity line of credit to subscribe for shares of common stock?

A.	No. Clifton Savings Bank cannot knowingly lend funds to anyone for them to subscribe for shares. This includes the use of funds available through a Clifton Savings Bank home equity line of credit.

Q.	When is the deadline to subscribe for stock?

A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Clifton Savings Bancorp, Inc. no later than 4:00 p.m., Eastern Time on day, , 2011.

Q.	Can I subscribe for shares using funds in my IRA at Clifton Savings Bank?

A.	No. Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Clifton Savings Bank. To use these funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. The transfer of these funds takes time, so please make arrangements as soon as possible. However, if you intend to use other funds to subscribe for common stock due to your eligibility as an IRA account holder, you need not close and transfer the IRA account. Please call our Stock Information Center if you require additional information.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.	No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you.

Q.	Can I subscribe for shares in my name alone if I have a joint account?

A.	Yes.

Q.	Will payments for common stock earn interest until the conversion closes?

A.	Yes. Any payment made in cash or by check or money order will earn interest at Clifton Savings Bank’s statement savings rate of interest from the date of receipt to the completion or termination of the conversion. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?

A.	After the conversion and reorganization, we intend to continue to pay quarterly cash dividends of $0.06 per share. However, no assurance can be given that we will continue to pay dividends, that they will be at a level substantially consistent with the current level or that they will not be reduced or eliminated in the future.

Q.	Will my stock be covered by deposit insurance?

A.	No.

Q.	Where will the stock be traded?

A.	Upon completion of the conversion and reorganization, our shares of common stock are expected to trade on the Nasdaq Global Select Market under the symbol “CSBKD” for the first 20 trading days following the completion of the stock offering. Thereafter the trading symbol will revert to “CSBK.”

Q.	Can I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your order may not be modified or withdrawn.

Q.	What happens to the Clifton Savings Bancorp, Inc. shares I currently own?

A.	The shares of common stock owned by the existing stockholders of Clifton Savings Bancorp, Inc. (other than Clifton MHC) will be exchanged for shares of common stock of a newly formed Nevada corporation also called Clifton Savings Bancorp, Inc., based on an exchange ratio, which will range between and shares for each share of Clifton Savings Bancorp, Inc. you currently own, subject to increase up to shares if the offering is increased. The actual number of shares you receive will depend upon the number of shares we sell in our offering.

Additional Information

Q.	What if I have additional questions or require more information?

A.	Clifton Savings Bancorp, Inc.’s prospectus that accompanies this brochure describes the conversion in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material, you may call our Stock Information Center at ( ) - , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. Additional material may only be obtained from the Stock Information Center.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Clifton Savings Bank

Dear Member:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

We are pleased to announce that the Boards of Directors of Clifton Savings Bank, Clifton MHC and Clifton Savings Bancorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization whereby Clifton MHC will convert from the mutual holding company form to the full stock form of organization. As part of this plan, the shares of common stock owned by the existing stockholders of Clifton Savings Bancorp, Inc. (other than Clifton MHC) will be exchanged for shares of common stock of a newly formed Nevada corporation also called Clifton Savings Bancorp, Inc. We are converting to eliminate some of the uncertainties associated with recent regulatory reform legislation and to transition to a more familiar and flexible organizational structure that will better support our long-term growth.

To accomplish the conversion and reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and reorganization. Please support us by returning your proxy by mail using the enclosed postage-paid envelope marked “PROXY RETURN.” You can also vote by telephone, or by internet, as instructed on the proxy card. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of conversion and reorganization is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the maximum extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (        )         -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Sincerely,

John A. Celentano, Jr.

Chairman of the Board

and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Clifton Savings Bank

Proxy Request

Please Vote Today

Dear Member:

As a Clifton Savings Bank depositor, you have a right to vote on our plan of conversion and reorganization. Your vote is very important to us. Our records show that you have not cast all of your eligible votes on the proposed plan.

The additional capital raised will allow Clifton Savings Bank to transition to a more familiar and flexible organizational structure that will better support our long-term growth. Your Board of Directors has approved the plan of conversion and reorganization and asks for your support by voting “FOR” the plan.

Let me assure you that:

•  The reorganization will have no effect on your existing deposit accounts or loans.

•  Deposit accounts will continue to be federally insured.

•  Voting does not obligate you to buy stock.

Please support us by returning the enclosed proxy card in the enclosed postage paid envelope. You can also vote by telephone or internet as instructed on the proxy card.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (        )         -            , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

John A. Celentano, Jr.

Chairman of the Board

and Chief Executive Officer

If you have more than one account, you may receive more than one proxy card.

Please cast your vote for all proxy cards you receive.

	CLIFTON MHC	CONTROL #	REVOCABLE PROXY
☑ Please vote by marking one of the boxes as shown.
1. Approval of the Plan of Conversion and Reorganization of Clifton MHC as described on the reverse side of this proxy card

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of Members of Clifton MHC called for                     , 2011 and a Proxy Statement for the Special Meeting (and the accompanying prospectus) before the signing of this proxy.

è

Signature                                                                  Date

Joint accounts require only one signature.

ç D E T A C H H E R E ç	FOR ☐ AGAINST ☐			ç P R O X Y C A R D ç

NOTE: PLEASE SIGN, DATE AND PROMPTLY RETURN ALL PROXY CARDS IN THE ENCLOSED POSTAGE-PAID PROXY RETURN ENVELOPE. NONE ARE DULLICATES

The Board of Directors recommends a vote “FOR” the proposal.

VOTING DOES NOT OBLIGATE YOU TO BUY STOCK.

é DETACH HERE THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION
VOTE BY 1 OF 3 WAYS

Œ VOTE BY MAIL or è	 VOTE BY TELEPHONE or è	Ž VOTE BY INTERNET
DETACH THE ABOVE PROXY CARD	WITH THE UNIQUE CONTROL NUMBER INDICATED ABOVE FOR EACH PROXY CARD IN FRONT OF YOU:	WITH THE UNIQUE CONTROL NUMBER INDICATED ABOVE FOR EACH PROXY CARD IN FRONT OF YOU:
☑ VOTE, SIGN, DATE & RETURN THE CARD IN THE ENCLOSED PROXY RETURN ENVELOPE	CALL 1-xxx-xxx-xxxx	VISIT http://www.xxxx
YOU MAY RETURN ALL PROXY CARDS RECEIVED IN ONE ENVELOPE	IF YOU VOTE BY TELEPHONE OR THE INTERNET, YOU DO NOT NEED TO VOTE YOUR PROXY BY MAIL

VOTING “FOR” THE CONVERSION AND REORGANIZATION DOES NOT OBLIGATE YOU TO BUY STOCK AND

DOES NOT AFFECT THE TERMS OR INSURANCE ON YOUR ACCOUNTS

PLEASE SUPPORT US BY VOTING “FOR” AND RETURNING ALL PROXY CARDS RECEIVED.

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY

DEPENDING ON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS

CLIFTON MHC	REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS OF CLIFTON MHC

The undersigned member of Clifton MHC hereby appoints                     ,                      and                     , and each of them with the power of substitution in each, as proxy to cast all votes which the undersigned is entitled to cast at a special meeting of members to be held at                     ,                     , New Jersey at         :         . m., local time, on                     , 2011, and at any and all adjournments and postponements thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions on the reverse side hereof:

FOR or AGAINST a Plan of Conversion and Reorganization pursuant to which Clifton Savings Bank will convert from the mutual holding company structure to the stock form of organization and a newly formed holding Nevada-chartered company named Clifton Savings Bancorp, Inc. will offer shares of its common stock for sale.

This proxy will be voted as directed by the undersigned member. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED FOR APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION. In addition, this proxy will be voted at the discretion of the Board of Directors upon any other matter as may properly come before the special meeting. No such matters are anticipated.

The undersigned may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of Clifton MHC either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the special meeting and voting in person.

IMPORTANT: PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY RETURN ENVELOPE

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

NOT VOTING WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION.

VOTING DOES NOT OBLIGATE YOU TO BUY STOCK.

(Continued on reverse side)

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DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

VOTING “FOR” THE CONVERSION AND REORGANIZATION DOES NOT OBLIGATE YOU TO BUY STOCK AND

DOES NOT AFFECT THE TERMS OR INSURANCE ON YOUR ACCOUNTS

PLEASE SUPPORT US BY VOTING “FOR” AND RETURNING ALL PROXY CARDS RECEIVED.

IF YOU HAVE MORE THAN ONE ACCOUNT, YOU MAY RECEIVE MORE THAN ONE PROXY

DEPENDING ON THE OWNERSHIP STRUCTURE OF YOUR ACCOUNTS

Read This First

Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS), Consumer Response Center at (800) 842-6929. The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

Below is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the Stock Information Center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•

Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•

“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•

Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•

Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

An Invitation		Community Meetings
We cordially invite you to attend one of our community meetings to learn more about the opportunity to purchase newly issued shares from our proposed holding company, Clifton Savings Bancorp, Inc.

Day, Month

Location

Address

City, State Zip Code

❖

Day, Month

Location

Address

City, State Zip Code

Clifton Savings Bancorp, Inc.

(logo)

Proposed Holding Company for

Clifton Savings Bank

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

❖	Members of senior management will discuss Clifton Savings Bank’s operations, past performance and financial history.
❖	You will be able to meet one-on-one with Clifton Savings Bank officers to ask questions.
❖	There will be no sales pressure. You will receive Clifton Savings Bancorp, Inc. stock offering materials. Then you decide if the stock purchase matches your investment objectives.

Community meetings have been scheduled in             . For meeting times and to make a reservation, or to receive a prospectus and a stock order form, please call our Stock Information Center at (        )         -         Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

Clifton Savings Bancorp, Inc. (logo)

Proposed Holding Company for

Clifton Savings Bank

Clifton Savings Bank

LOGO

Please Support Us

Vote Your Proxy Card Today

If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

Clifton Savings Bank

                    , 2011

Dear                 :

The Boards of Directors of Clifton Savings Bank, Clifton MHC and Clifton Savings Bancorp, Inc. have voted unanimously in favor of a plan of conversion and reorganization, whereby Clifton MHC will convert from the mutual holding company form to the full stock form of organization.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held at              on          at      4:00   .  , Eastern Time.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion and reorganization, please call our Stock Information Center at (            )     -        , Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern Time.

Sincerely,

John A. Celentano, Jr.
Chairman of the Board and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Clifton Savings Bancorp, Inc.

                    , 2011

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Clifton Savings Bancorp, Inc. common stock. If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of Clifton Savings Bancorp, Inc. common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion and reorganization.

If you have any questions, please call our Stock Information Center at (            )     -        , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

Clifton Savings Bancorp, Inc.
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Clifton Savings Bancorp, Inc.

                    , 2011

Dear Shareholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for              shares at a price of $10.00 per share. If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on                      , 2011; this is your stock purchase date. Trading will commence on the Nasdaq Global Select Market under the symbol “CSBKD” on                      , 2011 for a period of 20 trading days. Thereafter, the symbol will be “CSBK.”

Thank you for your interest in Clifton Savings Bancorp, Inc. Your stock certificate will be mailed to you shortly.

Clifton Savings Bancorp, Inc.
Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Clifton Savings Bancorp, Inc.

                    , 2011

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, bank draft or money order, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in Clifton Savings Bancorp, Inc. and hope you become an owner of our stock in the future. The stock is expected to trade on the Nasdaq Global Select Market under the symbol “CSBKD” on                     , 2011 for a period of 20 trading days. Thereafter, the symbol will be “CSBK.”

Clifton Savings Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

Clifton Savings Bancorp, Inc.

                    , 2011

Welcome Shareholder:

We are pleased to enclose your stock certificate representing your shares of common stock of Clifton Savings Bancorp, Inc. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

Registrar and Transfer Company

Attention: Investor Relations Department

10 Commerce Drive

Cranford, NJ 07016

1 (800) 368-5948

email: info@rtco.com

Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors, officers and employees of Clifton Savings Bancorp, Inc., I thank you for supporting our offering.

Sincerely,

John A. Celentano, Jr.
Chairman of the Board and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Clifton Savings Bancorp, Inc.

                    , 2011

Dear Interested Subscriber:

We regret to inform you that Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., the holding company for Clifton Savings Bank, did not accept your order for shares of Clifton Savings Bancorp, Inc. common stock in its community offering. This action is in accordance with our plan of conversion and reorganization, which gives Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your order was paid for by check, enclosed is your original check.

Clifton Savings Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Sandler O’Neill & Partners, L.P.

                    , 2011

To Our Friends:

We are enclosing material in connection with the stock offering by Clifton Savings Bancorp, Inc., the proposed holding company for Clifton Savings Bank.

Sandler O’Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription and community offering, which will conclude at 4:00 p.m., Eastern Time, on March     , 2011. In the event that all the stock is not sold in the subscription and community offering, Sandler O’Neill may form and manage a syndicated community offering to sell the remaining stock.

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Clifton Savings Bancorp, Inc.

(logo)

An Invitation

To Attend a Community Meeting

Clifton Savings Bancorp, Inc. is offering shares of its common stock in connection with the conversion of Clifton MHC into the full stock form of organization.

xx,xxx,xxx to xx,xxx,xxx shares of Clifton Savings Bancorp, Inc. are being offered at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (        )     -        , Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Eastern Time.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Clifton Savings Bank, Clifton MHC, Clifton Savings Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.